FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------



                                                       as of April 29, 2003



FOOTHILL CAPITAL CORPORATION, as Agent
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404

Ladies and Gentlemen:

     Foothill Capital Corporation, as Administrative Agent ("Agent") and Lender ("Foothill"), Ableco Finance LLC ("Ableco"; and together with Foothill, "Lenders") and Northland Cranberries, Inc., a Wisconsin corporation, ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement dated November 6, 2001 among Agent, Lenders and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and all other Loan Documents at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrower has advised Agent and Lenders that Borrower desires to amend the covenants concerning Minimum EBITDA for certain periods and Loan Agreement Schedules designating where Borrower stores its inventory and that Borrower intends to store inventory at certain additional locations.

     Borrower has requested that Agent and Lenders consent to (a) amend the Minimum EBITDA covenants set forth in Section 7.20(a) of the Loan Agreement and
(b) amend Loan Agreement Schedule E-1 Eligible Inventory Locations and Loan Agreement Schedule 5.5(a) Bailee, Warehousemen Locations and make certain other amendments to the Loan Agreement; and Agent and Lenders are willing to agree to the foregoing, on and subject to the terms and conditions contained in this First Amendment to Loan and Security Agreement (this "Amendment").

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1. Amendments to Loan Agreement. In order to effectuate the changes to the Minimum EBITDA covenant, amend Schedule E-1 Eligible Inventory Locations and amend Schedule 5.5(a) Bailee, Warehousemen Locations and certain other amendments of the Loan Agreement agreed to among Agent, Lenders and Borrower in connection therewith, the Loan Agreement is hereby amended as follows:

     (a) Minimum EBITDA. Section 7.20(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "(a) Minimum EBITDA. Fail to maintain EBITDA, measured on a fiscal month-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

           ----------------------- ----------------------------------------
              Applicable Amount               Applicable Period
           ----------------------- ----------------------------------------
                  $7,000,000       For the 12 month period ending April
                                   30, 2003
           ----------------------- ----------------------------------------
                  $7,000,000       For the 12 month period ending May 31,
                                   2003
           ----------------------- ----------------------------------------
                  $7,000,000       For the 12 month period ending June
                                   30, 2003
           ----------------------- ----------------------------------------
                  $8,000,000       For the 12 month period ending July
                                   31, 2003
           ----------------------- ----------------------------------------
                  $8,000,000       For the 12 month period ending August
                                   31, 2003
           ----------------------- ----------------------------------------
                  $8,000,000       For the 12 month period ending
                                   September 30, 2003 and each rolling
                                   twelve month period (measured at the
                                   end of each fiscal month) thereafter"
           ----------------------- ----------------------------------------

     (b) Eligible Inventory Locations. Schedule E-1 Eligible Inventory Locations to the Loan Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

     (c) Bailee, Warehouse Locations. Schedule 5.5(a) Bailee, Warehousemen Locations to the Loan Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.

     2. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower and Guarantors to Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):

     (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement set forth herein); and

     (b) This Amendment has been duly executed and delivered by Borrower and each Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and each Guarantor contained herein constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof.

     3. Conditions Precedent. The effectiveness of the amendments to the Loan Agreement contained in this Amendment shall be subject to the following, the satisfaction of which shall be determined by Agent in its sole judgment:

     (a) the receipt by Agent of (i) the amendment fee set forth in Section 4(a) and (ii) an original or faxed executed copy of this Amendment, duly authorized, executed and delivered by Borrower, each Guarantor, Agent and each Lender; and

     (b) after giving effect to the amendments to the Loan Agreement contained herein, no Default or Event of Default shall have occurred and be continuing.

     4. Amendment Fee. In consideration of the amendments to the Loan Agreement contained in this Amendment, Borrower shall pay to Agent, for the ratable benefit of Lenders, (a) a fee in the amount of $25,000, which fee is earned in full on the date hereof and shall be payable in full to Agent for the ratable benefit of Lenders on the date hereof, and (b) on June 30, 2003, unless Borrower has received payment of certain litigation and other settlement proceeds from Cliffstar Corporation of not less than $19,397,377.54 and Agent has received from such proceeds, for application to the Obligations, an amount equal to the greater of (i) $4,125,000, and (ii) the then-outstanding balance of Term Loan B, a fee in the amount of $50,000, which fee shall be earned in full on June 30, 2003, and shall be payable in full to Agent for the ratable benefit of Lenders on June 30, 2003. Such fee is in addition to all other fees, interest, costs and expenses payable in connection with the Loan Documents and may be charged by Agent to any account of Borrower maintained by Agent. The fee shall be fully earned by Agent notwithstanding any failure by Borrower to comply with any other terms of this Amendment.

     5. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Loan Documents are intended or implied and in all other respects the Loan Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Loan Documents, the terms of this Amendment shall control. The Loan Agreement, as amended hereby, the other Loan Documents and this Amendment shall be read and be construed as one agreement.

     6. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     7. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE

RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

     8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     9. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                            [SIGNATURE PAGES FOLLOW]

                                   Very truly yours,

                                   BORROWER:
                                   --------

                                   Northland Cranberries, Inc.

                                   By: /s/ John Swendrowski
                                      ------------------------------------------

                                   Title: Chairman and CEO
                                         ---------------------------------------


ACKNOWLEDGED AND AGREED TO
BY THE GUARANTORS:


NCI Foods LLC

By: /s/ John Swendrowski
   --------------------------------

Title: Chairman and CEO of Northland
       Cranberries, Inc., Member
       -----------------------------

Northland Insurance Center, Inc.

By: /s/
   --------------------------------

Title: President
      -----------------------------

Wildhawk, Inc.

By: /s/
   --------------------------------

Title: President
      -----------------------------



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


AGREED:

Foothill Capital Corporation, as Agent and Lender

By: /s/
   --------------------------------

Title: Vice President
      -----------------------------


Ableco Finance LLC, a Delaware limited liability company, as a Lender, on behalf of itself and its affiliate assigns

By: /s/
   --------------------------------

Title: Chief Credit Officer
      -----------------------------